                              ADVISORY AGREEMENT


          AGREEMENT made as of February __, 1999 between PROVIDENT INSTITUTIONAL FUNDS, a Delaware business trust (the "Trust"), and BLACKROCK INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation (the "Investment Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940.

          WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and presently offers shares representing interests in ten separate investment portfolios; and

          WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory services to the Trust, and the Investment Adviser is willing to so render such services;

          NOW, THEREFORE, this Agreement

                                  WITNESSETH:

          In consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.   APPOINTMENT.
               -----------

               (a) The Trust hereby appoints the Investment Adviser to act as investment adviser to the following portfolios of the Trust: TempFund, TempCash, FedFund, T-Fund, Federal Trust Fund, Treasury Trust Fund, MuniFund, MuniCash, California Money Fund and New York Money Fund (each a "Portfolio," and collectively, the "Portfolios") for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

               (b) In the event that the Trust establishes one or more portfolios other than the Portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser hereunder, the Trust shall notify the Investment Adviser in writing. If the Investment Adviser is willing to render such services it shall notify the Trust in writing whereupon, subject to such shareholder approval as may be required pursuant to Paragraph 9 hereof, such portfolio shall become a Portfolio hereunder and the compensation payable by such new Portfolio to the Investment Adviser will be as agreed in writing at the time.

          2.   MANAGEMENT.  Subject to the supervision of the Board of Trustees
               ----------
of the Trust, the Investment Adviser will provide a continuous investment program for each of the Portfolios, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolios. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust for each of its Portfolios. The Investment Adviser will provide the services rendered by it hereunder in accordance with the investment objective and policies of each of the Portfolios as stated in their respective Prospectuses. The Investment Adviser further agrees that it:

               (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with all other applicable laws;

               (b) will maintain all books and records with respect to the securities transactions of the Portfolios, keep their respective books of account and will render to the Trust's Board of Trustees such periodic and special reports as the Board may request; and

               (c) will treat confidentiality and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          3.   SERVICES NOT EXCLUSIVE.  The investment management services
               ----------------------
rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

          4.   SUB-ADVISER.  It is understood that the Investment Adviser may,
               -----------
if it deems it desirable, from time to time employ such person or persons as the Investment Adviser believes to be capable of assisting in the performance of its obligations under this Agreement (each a "Sub-Adviser") and to terminate the services of any such person; provided, however, that the compensation of such person or persons shall be paid by the Investment Adviser and that the Investment Adviser shall be as fully responsible to the Trust for the acts and omissions of any such person as it is for its own acts and omissions; and provided further, that the retention of any Sub-Adviser shall be approved by the trustees and shareholders to the extent required by the 1940 Act.

          5.   BOOKS AND RECORDS.  In compliance with the requirements of Rule
               -----------------
31a-3 of the Rules, the Investment Adviser hereby agrees that all records which it maintains for each Portfolio are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 of the Rules.

          6.   EXPENSES.  During the term of this Agreement, the Investment
               --------
Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of (including brokerage commissions, if any) securities purchased for the Portfolios.

          In addition, if the expenses borne by any Portfolio in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which the Shares are registered or qualified for sale to the public, the Investment Adviser shall reimburse such Portfolio for one-half of any excess up to the amount of the fees payable by the particular Portfolio to it during such fiscal year pursuant to Paragraph 7 hereof; provided, however,
                                                           --------  -------
that notwithstanding the foregoing, the Investment Adviser shall reimburse such Portfolio for one-half of such excess expenses regardless of the amount of such fees payable to it during such fiscal year to the extent that the securities regulations of any state in which the Shares are registered or qualified for sale so require.

          7.   COMPENSATION.  For the services provided and the expenses assumed
               ------------
pursuant to this Agreement, the Trust, on behalf of each Portfolio, will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, as described in the fee schedule attached as Appendix A. The fee attributable to each Portfolio shall be the several (and not joint or joint and several) obligation of each such Portfolio.

          8.   LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER.  The
               -------------------------------------------------
Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

          9.   DURATION AND TERMINATION.  This Agreement shall become effective
               ------------------------
with respect to a Portfolio upon approval of this Agreement by vote of a majority of the outstanding voting securities of such Portfolio and, unless sooner terminated as provided herein, shall continue with respect to such Portfolio until March 31, 2000. Thereafter, if not terminated, this Agreement shall continue with respect to a Portfolio for successive annual periods ending on March 31, provided such continuance is specifically approved at least
             --------
annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of such Portfolio; provided, however, that
                                                        --------  -------
this Agreement may be terminated with respect to a Portfolio by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of such Portfolio, on 60 days' written notice to the Investment Adviser, or by the Investment Adviser at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

          10.  AMENDMENT OF THIS AGREEMENT.  No provision of this Agreement may
               ---------------------------
be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting a Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of such Portfolio.

          11.  MISCELLANEOUS.  The captions in this Agreement are included for
               -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

          12.  LIMITATION OF LIABILITY.  Reference is hereby made to the
               -----------------------
Declaration of Trust which contains certain provisions limiting the liability of the Board of Trustees, shareholders, officers, employees and agents of the Trust. The obligations of the Trust created hereunder are not personally binding upon, nor shall resort be had to the property of, any of the Board of Trustees, shareholders, officers, employees or agents of the

Trust. In addition, only the Trust property included in the Portfolio which incurs any liability shall be used to pay such liability.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                             PROVIDENT INSTITUTIONAL FUNDS
Attest:

__________________________________           _________________________________
By:                                          By:
Title:                                       Title:

                                             BLACKROCK INSTITUTIONAL
                                             MANAGEMENT CORPORATION
Attest:

__________________________________           _________________________________
By:                                          By:
Title:                                       Title:

                                                                      APPENDIX A

                                 FEE SCHEDULE

TEMPFUND.
--------

          For the services provided and the expenses assumed pursuant to this Advisory Agreement with respect to TempFund, the Trust will pay the Investment Adviser from the assets of TempFund and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly at the following annual rate: .175% of the first $1 billion of TempFund's average net assets, plus .15% of its next $1 billion of its average net assets, plus .125% of its next $1 billion of its average net assets, plus .1% of its next $1 billion of average net assets, plus .095% of its next $1 billion of average its average net assets, plus .09% of the next $1 billion of its average net assets, plus .08% of its next $1 billion of its average net assets, plus .075% of the next $1 billion of its average net assets, plus .07% of its average net assets over $8 billion. The fee will be reduced by one-half of the amount necessary to ensure that the ordinary operating expenses (excluding interest, taxes, brokerage, payments to Service Organizations pursuant to Servicing Agreements and extraordinary expenses) of TempFund do not exceed .45% of TempFund's average net assets for any fiscal year.

TEMPCASH AND MUNICASH.
---------------------

          For the services provided and the expenses assumed pursuant to this Advisory Agreement with respect to TempCash and MuniCash, the Trust will pay the Investment Adviser from the assets belonging to either TempCash or MuniCash, as applicable, and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following rate: .175% of the first $1 billion of such Portfolio's average net assets, plus .15% of its next $1 billion of average net assets, plus .125% of its next $1 billion of average net assets, plus .1% of its next $1 billion of average net assets, plus .095% of its next $1 billion of average net assets, plus .09% of its next $1 billion of average net assets, plus .085% of its next $1 billion of average net assets, plus .08% of its average net assets over $7 billion.

FEDFUND, T-FUND, FEDERAL TRUST FUND AND TREASURY TRUST FUND.
-----------------------------------------------------------

     For the services provided and the expenses assumed pursuant to the Advisory Agreement with respect to FedFund, T-Fund, Federal Trust Fund and Treasury Trust Fund, the Trust will pay the Investment Adviser from the assets belonging to FedFund, T-Fund, Federal Trust Fund and Treasury Trust Fund (in proportion to each such Portfolio's average net assets) and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rate: .175% of the first $1 billion of the combined average net assets of FedFund, T-Fund, Federal Trust Fund and Treasury Trust Fund; plus .150% of its next $1 billion of their combined average net assets, plus .125% of its next $1 billion of their combined average net assets, plus .100% of the next $1 billion of their combined average net assets, plus .095% of the next $1 billion of their combined average net assets, plus .090% of the next $1 billion of their combined average net assets, plus .085% of the next $1 billion of their combined average net assets, plus
 .080% of their combined average net assets over $7 billion. The fee will be reduced by one-half of the amount necessary to ensure that the ordinary operating expenses (excluding interest, taxes, brokerage, payments to Service Organizations pursuant to Servicing Agreements and extraordinary expenses) of FedFund, T-Fund, Federal Trust Fund and Treasury Trust Fund do not exceed .45% of each such Portfolio's average net assets for any fiscal year.

MUNI FUND.
---------

          For the services provided and the expenses assumed pursuant to this Advisory Agreement with respect to MuniFund, the Trust will pay the Investment Adviser from the assets belonging to MuniFund and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rate: .175% of the first $1 billion of MuniFund's average net assets, plus .15% of its next $1 billion of average net assets, plus
 .125% of its next $1 billion of average net assets, plus .1% of its next $1 billion of average net assets, plus .095% of its next $1 billion of average net assets, plus .09% of its next $1 billion of average net assets, plus .085% of its next $1 billion of average net assets, plus .08% of its average net assets over $7 billion. The fee will be reduced by one-half of the amount necessary to ensure that the ordinary operating expenses (excluding interest, taxes, brokerage, payments to Service Organizations pursuant to Servicing Agreements and extraordinary expenses) of MuniFund do not exceed .45% of MuniFund's average net assets for any fiscal year.

CALIFORNIA MONEY FUND AND NEW YORK MONEY FUND.
---------------------------------------------

          For the services provided and the expenses assumed pursuant to this Advisory Agreement, California Money Fund and New York Money Fund, as applicable, will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at an annual rate of .20% of such Portfolio's average net assets.